UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2015

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33297	06-1637809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1690 South Congress Avenue, Suite 201

Delray Beach, Florida 33445

(Address of principal executive offices) (zip code)

(561) 805-8000

(Registrant's telephone number, including area code)

_________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 7, 2015, PositiveID Corporation (the “Company”), in accordance with Section 151(g) of the Delaware General Corporation Law, filed an Amended and Restated Certificate of Designations of Preferences, Rights and Limitations of Series I Convertible Preferred Stock (the “Amended Certificate of Designation”).

The Amended Certificate of Designation was filed to increase the authorized shares of Series I Convertible Preferred Stock from 1,000 shares to 2,500 shares. No other terms were modified or amended in the Amended Certificate of Designation.

The description of the Amended Certificate of Designation herein does not purport to be complete and is qualified in its entirety by reference to the Amended Certificate of Designation, which is filed as Exhibit 4.1 to this Report and incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description

4.1	Amended and Restated Certificate of Designations of Preferences, Rights and Limitations of the Series I Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSITIVEID CORPORATION

Date: January 9, 2015	/s/ William Caragol
Name: William J. Caragol
Title: Chief Executive Officer